                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. Employer
                                                             Identification No.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive offices)                     (Zip Code)

                            ------------------------

                         TEXAS INSTRUMENTS INCORPORATED
              (Exact name of obligor as specified in its charter)

Delaware                                                     75-0289970
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

13500 North Central Expressway
Dallas, Texas                                                75243
(Address of principal executive offices)                     (Zip Code)

                            ------------------------

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  GENERAL INFORMATION.
                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                        Address
                 ----                                        -------
                 Comptroller of the Currency                 Washington, D.C.
                 Federal Reserve Bank of New York            New York, NY
                 Federal Deposit Insurance Corporation       Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.  AFFILIATIONS WITH OBLIGOR.
                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.         LIST OF EXHIBITS.

                 Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                 Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                 Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                 Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                 Exhibit 5 - Not applicable.

                 Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227)

                 Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1995 - attached)

                 Exhibit 8 -  Not applicable.

                 Exhibit 9 -  Not applicable.

                            ------------------------


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of May, 1996.



                                            CITIBANK, N.A.


                                        By: /s/ Robert Kirchner
                                            ------------------------------------
                                            Vice President

                               Charter No. 1461
                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF

                                CITIBANK, N.A.

OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON DECEMBER 31, 1995, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                    ASSETS


                                                                 THOUSANDS
                                                                 OF DOLLARS
Cash and balances due from de-
 pository institutions:
  Noninterest-bearing balances
   and currency and coin  . . . . . . . . . . . . . . . .      $  7,451,000
   Interest-bearing balances  . . . . . . . . . . . . . .         9,256,000
Held-to-maturity securities . . . . . . . . . . . . . . .                 0
Available-for-sale securities . . . . . . . . . . . . . .        15,587,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries, and in IBFs:
 Federal funds sold . . . . . . . . . . . . . . . . . . .         3,981,000
 Securities purchased under
 agreements to resell . . . . . . . . . . . . . . . . . .           423,000
Loans and lease financing receivables:
 Loans and Leases, net of unearned income . .$145,221,000
 LESS: Allowance for loan
 and lease losses . . . . . . . . . . . . . .   4,403,000
                                             ------------
Loans and leases, net of unearned income,
 allowance, and reserve . . . . . . . . . . . . . . . . .       140,818,000
Trading assets  . . . . . . . . . . . . . . . . . . . . .        28,407,000
Premises and fixed assets (includ-
 ing capitalized leases)  . . . . . . . . . . . . . . . .         3,454,000
Other real estate owned . . . . . . . . . . . . . . . . .           849,000
Investments in unconsolidated
 subsidiaries and associated companies. . . . . . . . . .         1,181,000
Customers' liability to this bank on
 acceptances outstanding  . . . . . . . . . . . . . . . .         1,542,000
Intangible assets . . . . . . . . . . . . . . . . . . . .            14,000
Other assets  . . . . . . . . . . . . . . . . . . . . . .         7,147,000
                                                               ------------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . .      $220,110,000
                                                               ============

                                 LIABILITIES

DEPOSITS:
 In domestic offices  . . . . . . . . . . . . . . . . . .      $ 35,377,000
 Noninterest-
  bearing . . . . . . . . . . . . . . . . . .$ 13,214,000
 Interest-
  bearing . . . . . . . . . . . . . . . . . .  22,163,000
                                             ------------
In foreign offices, Edge and
 Agreement subsidiaries, and
 IBFs . . . . . . . . . . . . . . . . . . . . . . . . . .       121,599,000
 Noninterest-
  bearing . . . . . . . . . . . . . . . . . .   8,014,000
 Interest-
  bearing . . . . . . . . . . . . . . . . . . 113,585,000
                                             ------------
Federal funds purchased and securities sold
 under agreements to repurchase in domestic offices
 of the bank and of its Edge and Agreement
 subsidiaries, and in IBFs:
  Federal funds purchased . . . . . . . . . . . . . . . .         1,852,000
  Securities sold under agreements to repurchase. . . . .           556,000
Trading liabilities . . . . . . . . . . . . . . . . . . .        17,544,000
Other borrowed money:
  With original maturity of one year or less  . . . . . .         7,740,000
  With original maturity of more than one year  . . . . .         5,788,000
Mortgage indebtedness and obligations under
  capitalized leases  . . . . . . . . . . . . . . . . . .            95,000
Bank's liability on acceptances executed and
  outstanding . . . . . . . . . . . . . . . . . . . . . .         1,559,000
Subordinated notes and debentures . . . . . . . . . . . .         4,700,000
Other Liabilities . . . . . . . . . . . . . . . . . . . .         8,483,000
                                                               ------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . .      $205,293,000
                                                               ============

                                EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . .      $    751,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . .         6,744,000
Undivided profits and capital reserves. . . . . . . . . .         7,816,000
Net unrealized holding gains (losses) on available-
  for-sale securities . . . . . . . . . . . . . . . . . .            62,000
Cumulative foreign currency translation adjustments . . .          (556,000)
                                                               ------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .      $ 14,817,000
                                                               ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . .      $220,110,000
                                                               ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                   PEI-YUAN CHIA
                                                               WILLIAM R. RHODES
                                                                 PAUL J. COLLINS
                                                                       DIRECTORS